                            COMSTOCK RESOURCES, INC.

                           Letter to Clients Regarding
                  The Offer to Exchange Any and All Outstanding
                          11 1/4% Senior Notes Due 2007
                        For 11 1/4% Senior Notes Due 2007
                            That Have Been Registered
                        Under the Securities Act of 1933

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           THE  EXCHANGE  OFFER WILL  EXPIRE AT 5:00 P.M.,  NEW YORK
               CITY TIME, ON SEPTEMBER 3, 2002 UNLESS THE EXCHANGE
           OFFER    IS    EXTENDED    (THE    "EXPIRATION    DATE").
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                OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER
      MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO 5:00 P.M., NEW YORK CITY
                          TIME, ON THE EXPIRATION DATE.

To Our Clients:

   We are  enclosing  herewith a Prospectus,  dated August 5,  2002, of Comstock
Resources,  Inc., a Nevada corporation (the "Company"),  and a related Letter of
Transmittal (which together  constitute the "Exchange  Offer"),  relating to the offer by the  Company to exchange  its 11 1/4%  Senior  Notes due 2007 (the "New
Notes"), which have been registered under the Securities Act of 1933, as amended
(the  "Securities  Act"),  for  a  like  principal  amount  of  its  issued  and outstanding 11 1/4% Senior Notes due 2007 (the  "Outstanding  Notes"),  upon the terms and subject to the conditions set forth in the Exchange Offer.

   The Exchange Offer is not conditioned  upon any minimum number of Outstanding
Notes being tendered.

   We are the  holder  of record of  Outstanding  Notes  held by us for your own account. A tender of such Outstanding Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Outstanding
Notes held by us for your account.

   We request  instructions  as to whether  you wish to tender any or all of the
Outstanding  Notes  held  by us for  your  account  pursuant  to the  terms  and conditions of the Exchange  Offer.  We also request that you confirm that we may on your behalf make the representations  and warranties  contained in the Letter of Transmittal.

   Pursuant to the Letter of Transmittal,  each holder of Outstanding Notes will represent  to the  Company  that:  (i) the New Notes  acquired  pursuant  to the
Exchange  Offer are being  acquired  in the  ordinary  course of business of the undersigned;  (ii)  neither  the  undersigned  nor any such other  person has an arrangement or understanding  with any person to participate in the distribution within  the  meaning  of the  Securities  Act of such  New  Notes;  (iii) if the undersigned is not a broker-dealer,  or is a broker-dealer  but will not receive
New Notes for its own account in exchange  for  Outstanding  Notes,  neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such New Notes and (iv) neither the undersigned nor any such other  person is an  "affiliate"  of the Company  within the meaning of Rule 405 under the Securities  Act or, if the  undersigned  is an  "affiliate,"  that the
undersigned  will  comply  with  the   registration   and  prospectus   delivery
requirements of the Securities Act to the extent applicable.  If the undersigned is a broker-dealer  (whether or not it is also an "affiliate") that will receive
New Notes for its own account in exchange for  Outstanding  Notes, it represents that  such  Outstanding  Notes  were  acquired  as  a  result  of  market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus  meeting the  requirements of the Securities Act in connection with any resale of such New  Notes.  By  acknowledging  that it will  deliver  and by delivering  a  prospectus  meeting the  requirements  of the  Securities  Act in connection  with any resale of such New Notes,  the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME
TO PERMIT US TO SUBMIT A TENDER ON YOUR  BEHALF  PRIOR TO THE  EXPIRATION  DATE.
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                                                   Very truly yours,

                 INSTRUCTION TO BOOK-ENTRY TRANSFER PARTICIPANT

To the Registered Holder and/or Participant in the Book-Entry Transfer Facility:

   The undersigned hereby acknowledges receipt of the Prospectus dated August 5,
2002 (the "Prospectus") of Comstock  Resources,  Inc., a Nevada corporation (the
"Company"),   and  the  accompanying  Letter  of  Transmittal  (the  "Letter  of
Transmittal"),  that  together  constitute  the Company's  offer (the  "Exchange
Offer") to exchange its 11 1/4% Senior Notes due 2007 which have been registered under the Securities Act of 1933 (the "New Notes"),  for all of its  outstanding
11 1/4% Senior Notes due 2007 (the "Outstanding Notes").  Capitalized terms used but not defined  herein have the meanings  ascribed to them in the Prospectus or the Letter of Transmittal.

   This will instruct you, the DTC participant,  as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

   The  aggregate  face  amount  of the  Outstanding  Notes  held by you for the account of the undersigned is (FILL IN AMOUNT):

   $__________________ of the 11 1/4% Senior Notes due 2007.

   WITH RESPECT TO THE EXCHANGE  OFFER,  THE  UNDERSIGNED  HEREBY  INSTRUCTS YOU
(CHECK APPROPRIATE BOX):

   [ ] TO TENDER THE FOLLOWING  AMOUNT OF OUTSTANDING  NOTES HELD BY YOU FOR THE
ACCOUNT OF THE UNDERSIGNED  (INSERT  PRINCIPAL AMOUNT OF OUTSTANDING NOTES TO BE
TENDERED.  IF THIS SPACE IS LEFT  BLANK,  WE WILL ASSUME THAT YOU WISH TO TENDER
ALL OF YOUR OUTSTANDING NOTES): $_____________________.

   [ ] NOT TO TENDER ANY  OUTSTANDING  NOTES HELD BY YOU FOR THE  ACCOUNT OF THE
UNDERSIGNED.

   If the undersigned  instructs you to tender the Outstanding Notes held by you for the account of the undersigned,  it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the Letter of Transmittal that are to be made with  respect  to the  undersigned  as a  beneficial  owner, including, but not limited to, the representations and warranties, that: (i) the
New Notes  acquired  pursuant to the  Exchange  Offer are being  acquired in the ordinary course of business of the undersigned; (ii) neither the undersigned nor any such other person has an  arrangement  or  understanding  with any person to participate  in the  distribution  within the meaning of the  Securities  Act of
1933,  as  amended  (the  "Securities  Act")  of such  New  Notes;  (iii) if the undersigned is not a broker-dealer,  or is a broker-dealer  but will not receive
New Notes for its own account in exchange  for  Outstanding  Notes,  neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such New Notes and (iv) neither the undersigned nor any such other  person is an  "affiliate"  of the Company  within the meaning of Rule 405 under the Securities  Act or, if the  undersigned  is an  "affiliate,"  that the
undersigned  will  comply  with  the   registration   and  prospectus   delivery
requirements of the Securities Act to the extent applicable.  If the undersigned is a broker-dealer  (whether or not it is also an "affiliate") that will receive
New Notes for its own account in exchange for  Outstanding  Notes, it represents that  such  Outstanding  Notes  were  acquired  as  a  result  of  market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus  meeting the  requirements of the Securities Act in connection with any resale of such New  Notes.  By  acknowledging  that it will  deliver  and by delivering  a  prospectus  meeting the  requirements  of the  Securities  Act in connection  with any resale of such New Notes,  the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                                     SIGN HERE

Name of beneficial owner(s): ___________________________________________

Signature(s):                ___________________________________________

Name(s) (please print):      ___________________________________________

Address:                     ___________________________________________

Telephone Number:            ___________________________________________

Taxpayer Identification or
Social Security Number:      ___________________________________________

Date:                        ___________________________________________